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                                                                    EXHIBIT 23.1



                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
The viaLink Company:

We consent to incorporation by reference in the registration statements (No.333-55912) on Form S-3 and (No. 333-41320) on Form S-8 of The viaLink Company of our report dated February 8, 2001 relating to the consolidated balance sheets of The viaLink Company as of December 31, 1999 and 2000, and the related statements of operations and comprehensive income (loss), stockholders' equity (deficit) and cash flows for the years then ended, which report appears in the December 31, 2000 annual report on Form 10-KSB of The viaLink Company.

KPMG LLP


Dallas, Texas
February 22, 2001